SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         Current Report


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported): March 20, 1996


                         VTX ELECTRONICS, CORP.
     (exact name of registrant as specified in its charter)


      Delaware                     1-9263               11-2816128
(state or other jurisdiction       (Commission File Number)
(IRS Employer I.D. No.)
     of incorporation)




              61 Executive Boulevard, Farmingdale, New York  11735
                    (Address of principal executive offices)



Registrant's telephone number, including area code (516) 293-1610



                              N/A
  (former name or former address, if changed since last report)

ITEM 5.   Other Events.
     The Registrant has completed a private placement of Senior Secured Subordinated Debentures in the principal amount of $1,237,500. These Debentures were placed with the same investors who participated in the December 1, 1995 private placement of debt and equity securities. The Debentures mature March 1, 2001 and earn interest at the prevailing prime rate plus two percentage points. The Debentures are subordinate to the Registrant's indebtedness under its revolving credit facility with its existing lending institutions. In addition to the Debentures, each investor received, for each dollar in principal amount of Debentures, warrants to purchase 20 shares of common stock of the Registrant. The total number of shares issuable upon exercise of such warrants is 24,750,000. The Warrants have an exercise price of $.125 per share and are not exercisable until December 1, 1998. Further, the warrants to purchase common stock received by the same investors in the Registrant's December 1, 1995 financing which had carried an exercise price of $.25 per share were reduced to $.125 per share. Such 1995 Warrants become exercisable in increments of 4,950,000 and 14,850,000 on June 1, 1996 and December 1, 1998, respectively.

ITEM 7.   Exhibits
         4.7  Form of Senior Subordinate Note
         4.8  Form of Warrant

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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VTX ELECTRONICS CORP.


                                   By:/s/ Albert Roth, C.E.O.
                                      _______________________


                                   Date: March 25, 1996
                                         ______________
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